UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 22, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on our Current Report on Form 8-K filed on November 8, 2021, pursuant to that Securities Purchase Agreement, dated as of November 3, 2021, by and between Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”), and the investors (the “Holders”) (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Securities Purchase Agreement”), the Company issued to the Holders certain senior secured convertible notes in the aggregate original principal amount of $6,480,000 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, each, an “Existing Note” and together with the Securities Purchase Agreement, the “Existing Note Documents”).

For the full description of the Existing Note Documents, please refer to our Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on November 8, 2021.

On February 22, 2022, the Company entered into an exchange agreement (the “Exchange Agreement”) with the Holders in order to amend and waive certain provisions of the Existing Note Documents and exchange (the “Exchange” or the “Transaction”) $100 in aggregate principal amount of each of the Existing Notes (the “Exchange Notes”), on the basis and subject to the terms and conditions set forth in the Exchange Agreement, for warrants (the Warrants”) to purchase up to 700,000 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $1.75 (subject to customary adjustment upon subdivision or combination of the common stock). The Exchange Agreement, the Exchange or Transaction, the Exchange Notes, the Warrants, and the Warrant Shares are collectively referred to as the “Exchange Documents.”

The Exchange Agreement amends and waives the original terms of payment of the Existing Notes, and provides for payment of interest only beginning February 7, 2022 and on each of March 7, 2022 and April 7, 2022. Beginning on May 7, 2022, the Company will begin paying both principal and interest on a monthly basis.

The Warrants are immediately exercisable and may be exercised at any time, and from time to time, on or before the third anniversary of the date of issuance. The Warrant includes a “blocker” provision that, subject to certain exceptions described in the Warrant, prevents the Investors from exercising the Warrant to the extent such exercise would result in the Investors together with certain affiliates beneficially owning in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such exercise.

The foregoing descriptions of the Exchange Agreement and the Warrant are summaries only, do not purport to be complete and are qualified in their entirety by the full text of these documents, copies of which are attached as Exhibits 10.1 and 4.1, and incorporated herein by reference.

The representations, warranties and covenants contained in the agreements described in Item 1.01 of this Current Report on Form 8-K are not intended to be a source of factual, business or operational information about the Company; were made only for purposes of such agreements and as of specific dates; were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Exchange Documents is incorporated by reference into Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Exchange Documents is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

The Exchange and issuance of Warrant Shares upon exercise is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant
10.1	Exchange Agreement, dated as of February 22, 2022, by and among Gaucho Group Holdings, Inc. and the subscribers listed therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of February 2022.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO